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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus dated September 7, 2001 of Ashland Inc. and consolidated subsidiaries (Ashland) and to the incorporation by reference therein of our report dated November 1, 2000, with respect to the consolidated financial statements and schedule of Ashland, included in its Annual Report on Form 10-K (as amended by Form 10-K/A, amendment No.1) for the year ended September 30, 2000.

                                                           /s/ ERNST & YOUNG LLP

Cincinnati, Ohio
September 5, 2001